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As filed with the Securities and Exchange Commission on April 25, 2012

No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ABB Ltd
(Exact name of Registrant as specified in its charter)

Switzerland
(State or other jurisdiction of incorporation or organization)

Not Applicable
(I.R.S. Employer Identification No.)

Affolternstrasse 44
CH-8050 Zurich
Switzerland
Telephone: +41-43-317-7111
(Address and telephone number of Registrant's principal executive offices)

ABB Finance (USA) Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

45-5066669
(I.R.S. Employer Identification No.)

501 Merritt 7
Norwalk, Connecticut 06851
(203) 750-2326
(Address and telephone number of Registrant's principal executive offices)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 590-9070
(Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Joshua N. Korff Michael Kim Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800	Edward F. Petrosky Samir A. Gandhi Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300

Approximate date of commencement of proposed sale to the public:
From time to time on or after the effective date of this Registration Statement

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt Securities of ABB Finance (USA) Inc.	(1)	(1)	(1)	$0(1)

Guarantees by ABB Ltd of Debt Securities of ABB Finance (USA) Inc.	(2)	(2)	(2)	$0(2)

(1)
An indeterminate amount of securities of each identified class of securities is being registered as may from time to time be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act, the applicable Registrant is deferring payment of all of the registration fee.

(2)
No separate consideration will be received for the guarantees of the debt securities. Pursuant to Rule 457(n) under the Securities Act, no separate fee for the guarantees is payable.

PROSPECTUS

ABB FINANCE (USA) INC.

DEBT SECURITIES

Fully and unconditionally guaranteed by

ABB LTD

        The debt securities offered from time to time in one or more series through this prospectus will be issued by ABB Finance (USA) Inc., an indirect, wholly-owned finance subsidiary of ABB Ltd, and will be fully and unconditionally guaranteed by ABB Ltd.

        We will provide the specific terms of the debt securities ABB Finance (USA) Inc. offers in one or more supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, carefully before you invest. Our debt securities may be denominated in U.S. dollars or in any other currencies, currency units or composite currencies as we may designate.

        ABB Finance (USA) Inc. may offer these debt securities, on a continuous or delayed basis, through underwriters, agents or dealers or directly to investors or through a combination of these methods. The accompanying prospectus supplement will set forth the names of any underwriters or agents and any applicable commissions or discounts. The prospectus supplement will also set forth the proceeds we will receive from any sale of debt securities.

        You should consider the risk factors described in any accompanying prospectus supplement and any documents incorporated by reference in this prospectus, including ABB Ltd's most recent annual report on Form 20-F, before investing in these securities.

        None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 25, 2012.

        You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus filed by us with the Securities and Exchange Commission (the "SEC"). We have not authorized anyone to provide you with any different or additional information, and if anyone provides you such information you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where, or to whom, the offer or sale is not permitted. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or any such free writing prospectus is accurate as of any date other than the date on the front of such document. Any information incorporated by reference in this prospectus, any accompanying prospectus supplement or any such free writing prospectus is accurate only as of the date of the document incorporated by reference. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that ABB Ltd and ABB Finance (USA) Inc. filed with the SEC, using a shelf registration process. Under this shelf registration process, we may offer the debt securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will be attached to the front of this prospectus, and that will contain specific information about the terms of that offering. Those terms may vary from the terms described in this prospectus. As a result, the description of the debt securities in this prospectus is subject to, and qualified by reference to the descriptions of the particular terms of any debt securities contained in any applicable prospectus supplement. A prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."

        This prospectus does not include all of the information contained in the registration statement of which it is a part. We refer you to the registration statement and the related exhibits for a more complete description of the terms of our debt securities (and any agreements or other documents referred to in this prospectus) and the shelf registration process.

        In this prospectus, unless otherwise indicated or the context otherwise requires, (i) the term "the Company" refers to ABB Finance (USA) Inc., a Delaware corporation, (ii) the terms "ABB Group", "ABB", "we", "our" and "us" refer to ABB Ltd and its consolidated subsidiaries, including the Company, as well as to ABB Asea Brown Boveri Ltd and its subsidiaries prior to the establishment of ABB Ltd as the holding company for the entire ABB Group in 1999, and (iii) the term "ABB Ltd" refers to ABB Ltd, the Company's indirect parent, and not to ABB Ltd's subsidiaries or other affiliates. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

        In this prospectus: (i)"$," "U.S. dollar" and "USD" refer to the lawful currency of the United States of America; (ii)"CHF" and "Swiss franc" refer to the lawful currency of Switzerland; (iii)"EUR" and "euro" refer to the lawful currency of the participating member states of the European Economic and Monetary Union (Eurozone); (iv)"SEK" and "Swedish krona" refer to the lawful currency of Sweden; (v)"GBP" and "pound sterling" refer to the lawful currency of the United Kingdom; (vi)"Indian rupee" refers to the lawful currency of India; (vii)"Chinese renminbi" refers to the lawful currency of the People's Republic of China; and (viii)"AED" refers to the lawful currency of the United Arab Emirates.

i

ABB FINANCE (USA) INC.

        ABB Finance (USA) Inc., a Delaware corporation, is an indirect, wholly-owned finance subsidiary of ABB Ltd. The Company has no assets, operations, revenues or cash flows other than those related to the issuance, administration and repayment of the debt securities offered from time to time through this prospectus and any other securities issued by the Company that are guaranteed by ABB Ltd. ABB Finance (USA) Inc.'s principal corporate offices are located at 501 Merritt 7, Norwalk, Connecticut 06851, and its telephone number is (203) 750-2326.

ABB LTD

        ABB Ltd is the parent company of the ABB Group, which is a global leader in power and automation technologies aimed at improving performance and lowering the environmental impact for our utility and industrial customers. We provide a broad range of products, systems, solutions and services that are designed to improve power grid reliability, increase industrial productivity and enhance energy efficiency. Our power businesses focus on power transmission, distribution and power-plant automation and serve electric, gas and water utilities, as well as industrial and commercial customers. Our automation businesses serve a full range of industries with measurement, control, protection and process optimization applications.

        ABB Ltd's principal corporate offices are located at Affolternstrasse 44, CH-8050 Zurich, Switzerland, and its telephone number is +41-43-317-7111. ABB Ltd's principal website is located at www.abb.com. However, the information on ABB's website does not constitute a part of, and is not incorporated by reference into, this prospectus.

 ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

        ABB Ltd is a company organized under the laws of Switzerland. Substantially all of ABB Ltd's directors and officers, certain of ABB Finance (USA) Inc.'s directors, and some of the experts named in this prospectus, reside outside the United States. A substantial portion of our assets, and all or a substantial portion of the assets of such persons, are located outside the United States. Therefore, you may not be able to effect service of process within the United States upon us or such persons so that you may enforce judgments of U.S. courts against us or such persons based on the civil liability provisions of the U.S. federal securities laws. In addition, U.S. investors may find it difficult in a lawsuit based on the civil liability provisions of the U.S. federal securities laws to enforce, in U.S. courts or outside the United States, judgments obtained against those persons in U.S. courts, to enforce in U.S. courts judgments obtained against such persons in courts in jurisdictions outside the U.S., or to enforce against such persons in Switzerland, whether in original actions or in actions for enforcement of judgments of U.S. courts, civil liabilities based solely upon the U.S. federal securities laws.

        We have further been advised that awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in Switzerland. In particular, the enforceability in Switzerland of a foreign judgment rendered against our directors and officers, and some of the experts named in this document, is subject to the limitations set forth in (a) Lugano Convention on Jurisdiction and Enforcement of Judgments in Civil and Commercial Matters of October 30, 2007, (b) such other international treaties under which Switzerland is bound, and (c) the Swiss Federal Act on Private International Law of December 18, 1987, as amended. In particular, and without limitation to the foregoing, a judgment rendered by a foreign court may only be enforced in Switzerland if (a) the foreign court had jurisdiction or did consider itself to be competent (depending on the country), (b) the judgment of such foreign court has become final and not capable of appeal or is enforceable in such foreign country (depending on the country), (c) the court procedures leading to the judgment followed the principles of due process of law, and (d) the judgment on the merits does not violate Swiss public policy. This four-factor test may limit the enforceability in Switzerland, in original actions or in actions for the enforcement of judgments of U.S. or other non-Swiss courts, of liabilities predicated solely upon the federal or state securities laws of the United States or of such other jurisdictions. In addition, enforceability of a judgment against us by a non-Swiss court in Switzerland may be limited if we can demonstrate service of process was not effective. In general, the enforcement of final judgments of U.S. courts in Swiss courts may be costly and time-consuming and may even be unsuccessful.

RISK FACTORS

        Our business is subject to uncertainties and risks, and investing in our securities involves risks. You should carefully consider and evaluate all of the information included or incorporated by reference in this prospectus, including the risk factors included in the applicable prospectus supplement and in our most recent annual report on Form 20-F, as updated by our reports on Form 6-K and other filings we make with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, the net proceeds from the sale of the debt securities offered by this prospectus will be used for general corporate purposes outside Switzerland unless use in Switzerland is permitted under the Swiss taxation laws in force form time to time without payments in respect of the debt securities becoming subject to withholding or deduction for Swiss withholding tax as a consequence of such use of proceeds.

FORWARD-LOOKING STATEMENTS

        Various statements in or incorporated by reference in this prospectus are intended to constitute "forward-looking statements" under the U.S. federal securities laws. Words such as "believes," "estimates," "anticipates," "expects," "intends," "may," "will," or "should" or, in each case, their negative, or other variations or comparable terminology, are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.

        By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the countries and industries in which we operate, may differ materially from those described in or suggested by the forward-looking statements contained or incorporated by reference in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the countries and industries in which we operate, are consistent with the forward-looking statements contained or incorporated by reference in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. Information regarding important factors that could cause our actual results to differ materially from those described in or suggested by our forward-looking statements is contained under "Forward-Looking Statements" and "Item 3. Key Information—Risk Factors" in our annual report on Form 20-F for the year ended December 31, 2011, which is incorporated in this prospectus by reference (and in any of our annual reports on Form 20-F for subsequent periods and reports on Form 6-K that are so incorporated).

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical ratios of earnings to fixed charges for each of the periods indicated using financial information extracted from our consolidated financial statements.

	Year Ended December 31,
	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	20x	25x	20x	15x	12x

        For the purposes of calculating our ratio of earnings to fixed charges, earnings consist of income from continuing operations before taxes and cumulative effect of accounting change, to which we add back fixed charges and exclude income or loss from equity-accounted companies. Fixed charges consist of interest expense, the amortization of premiums, discounts and capitalized expenses related to indebtedness, and the portion of rental expense deemed representative of an interest factor. Interest expense excludes tax-related interest expense.

DESCRIPTION OF DEBT SECURITIES

        The debt securities will be issued in one or more series under an indenture to be entered into among the Company, ABB Ltd, as guarantor, and Deutsche Bank Trust Company Americas, as trustee. References herein to the "Indenture" refer to such indenture and references to the "Trustee" refer to such trustee or any other trustee for any particular series of debt securities issued under the Indenture. The terms of the debt securities of any series will be those specified in or pursuant to the Indenture and in the applicable debt securities of that series and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The following description of selected provisions of the Indenture and the debt securities is not complete, and the description of selected terms of the debt securities of a particular series included in the applicable prospectus supplement also will not be complete. You should review the form of the Indenture and the form of the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of the Indenture or the form of the applicable debt securities, see "Where You Can Find More Information" in this prospectus. The following description of debt securities and the description of the debt securities of the particular series in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the Indenture and the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus. Capitalized terms used but not defined in this section shall have the meanings assigned to those terms in the Indenture.

        The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When the debt securities of a particular series are offered for sale, the specific terms of such debt securities will be described in the applicable prospectus supplement. If any particular terms of such debt securities described in a prospectus supplement are inconsistent with any of the terms of the debt securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

        The debt securities of each series will constitute the unsecured unsubordinated obligations of the Company and will rank on a parity in right of payment with all of its other existing and future unsecured and unsubordinated indebtedness. The Company may issue an unlimited principal amount of debt securities under the Indenture. The Indenture provides that debt securities of any series may be issued up to the aggregate principal amount which may be authorized from time to time by the Company. Please read the applicable prospectus supplement relating to the debt securities of the particular series being offered thereby for the specific terms of such debt securities, including, where applicable:

  •
  the title of the series of debt securities;

  •
  the aggregate principal amount of debt securities of the series and any limit thereon;

  •
  the date or dates on which the Company will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine such date or dates;

  •
  the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

  •
  the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

  •
  the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine such date or dates;

  •
  the date or dates, if any, on which the interest on the debt securities of the series will be payable and the record dates for any such payment of interest;

  •
  the terms and conditions, if any, upon which the Company is required to, or may, at its option, redeem debt securities of the series;

  •
  the terms and conditions, if any, upon which the Company will be required to repurchase debt securities of the series at the option of the holders of debt securities of the series;

  •
  the terms of any sinking fund or analogous provision;

  •
  the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

  •
  the authorized denominations in which the series of debt securities will be issued, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

  •
  the place or places where (1) amounts due on the debt securities of the series will be payable, (2) the debt securities of the series may be surrendered for registration of transfer and exchange and (3) notices or demands to or upon the Company in respect of the debt securities of the series or the Indenture may be served, if different than the corporate trust office of the Trustee;

  •
  if other than U.S. dollars, the currency or currencies in which purchases of, and payments on, the debt securities of the series must be made and the ability, if any, of the Company or the holders of debt securities of the series to elect for payments to be made in any other currency or currencies;

  •
  whether the amount of payments on the debt securities of the series may be determined with reference to an index, formula, or other method or methods (any of those debt securities being referred to as "Indexed Securities") and the manner used to determine those amounts;

  •
  any addition to, modification of, or deletion of, any covenant or Event of Default with respect to debt securities of the series;

  •
  the identity of the depositary for the global debt securities;

  •
  the circumstances under which the Company will pay Additional Amounts on the debt securities of the series in respect of any tax, assessment, or other governmental charge and whether the Company will have the option to redeem such debt securities rather than pay the Additional Amounts;

  •
  the circumstances under which ABB Ltd will pay Additional Amounts on any payment made on the debt securities of the series pursuant to its guarantee of the debt securities of the series; and

  •
  any other terms of debt securities of the series.

As used in this prospectus, references to the principal of and premium, if any, and interest, if any, on the debt securities of a series include Additional Amounts, if any, payable on the debt securities of such series in that context.

        The Company may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Important federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        The terms of the debt securities of any series may be inconsistent with the terms of the debt securities of any other series, and the terms of particular debt securities within any series may be inconsistent with each other. Unless otherwise specified in the applicable prospectus supplement, the Company may, without the consent of, or notice to, the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

        Other than to the extent provided with respect to the debt securities of a particular series and described in the applicable prospectus supplement, the Indenture will not contain any provisions that would limit our ability or the ability of the Company to incur indebtedness or to substantially reduce or eliminate our consolidated assets, which may have a materially adverse effect on our ability or the ability of the Company to service our or the Company's indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:

  (1)
  a highly leveraged or similar transaction involving us, our management, or any affiliate of any of those parties,

  (2)
  a change of control, or

  (3)
  a reorganization, restructuring, merger, or similar transaction involving us or our affiliates.

Registration, Transfer, Payment, and Paying Agent

        Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange at an office of the Company or an agent of the Company in The City of New York. However, the Company, at its option, may make payments of interest on any interest payment date on any debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.

        Any interest not punctually paid or duly provided for on any interest payment date with respect to the debt securities of any series will forthwith cease to be payable to the holders of those debt securities on the applicable regular record date and may either be paid to the persons in whose names those debt securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the Trustee, notice whereof shall be given to the holders of those debt securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely described in the Indenture.

        Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at the designated place or places. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.

        Unless otherwise specified in the applicable prospectus supplement, the Company will not be required to:

  •
  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

  •
  register the transfer of or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

  •
  issue, register the transfer of or exchange a debt security which has been surrendered for repurchase at the option of the holder, except the portion, if any, of the debt security not to be repurchased.

Outstanding Debt Securities

        In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent, or waiver under the Indenture:

  •
  the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the original issue discount security as of the date of the determination,

  •
  the principal amount of any Indexed Security that shall be deemed to be outstanding for these purposes shall be the principal amount of the Indexed Security determined on the date of its original issuance,

  •
  the principal amount of a debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of the debt security, and

  •
  a debt security owned by the Company, ABB Ltd or any obligor on the debt security or any affiliate of the Company, ABB Ltd or such other obligor shall be deemed not to be outstanding.

Redemption and Repurchase

        The debt securities of any series may be redeemable at the Company's option or may be subject to mandatory redemption by the Company as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by the Company at the option of the holders. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or option to repurchase the debt securities of the related series.

Guarantees by ABB Ltd

        The Company's payment obligations under the debt securities will be irrevocably and unconditionally guaranteed on an unsecured and unsubordinated basis by ABB Ltd. The guarantee will be ABB Ltd's direct obligation, ranking equally and ratably with all of its existing and future unsecured and unsubordinated obligations, other than obligations mandatorily preferred by law.

Certain Covenants

        Any material covenants applicable to the debt securities of the applicable series not described in this prospectus will be specified in the applicable prospectus supplement.

  Merger, Consolidation and Transfer of Assets

        The Indenture provides that neither the Company nor ABB Ltd, as guarantor, may, in any transaction or series of related transactions, (i) consolidate or amalgamate with or merge into any other person; or (ii) sell, lease, assign, transfer, or otherwise convey all or substantially all of their respective assets to any other person (in the case of the Company, that is not a member of the ABB Group), in each case, unless:

  •
  in such transaction or transactions involving the Company, either (1) the Company shall be the continuing person (in the case of a merger) or (2) the successor person (if other than the Company) formed by or resulting from the consolidation, amalgamation or merger or to which such assets shall have been sold, leased, assigned, transferred, or otherwise conveyed (i) is a corporation, limited liability company, partnership or other entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or any territory thereof or under the laws of Switzerland or any other member country in the Organization for Economic Co-operation and Development or any political subdivision or governmental authority thereof, (ii) if organized and existing other than under the laws of the United States of America, any state thereof or the District of Columbia or any territory thereof (A) shall expressly agree to make all payments in respect of the debt securities outstanding under the Indenture free and clear of, and without withholding or deduction for, or on account of, present or future taxes, duties, assessments or other governmental charges of whatever nature imposed, collected, withheld, assessed or levied by or on behalf of the jurisdiction of organization or residence (for tax purposes) of such successor person or any political subdivision or governmental authority thereof or therein having the power to tax, unless required by law, in which case such successor person shall also agree to pay such additional amounts as may be necessary in order that the net amount received by each holder of outstanding debt securities after such withholding or deduction is equal to the amount that would have been receivable in respect of each such debt security in the absence of such withholding or deduction, and (B) irrevocably and unconditionally (I) consents and submits to the jurisdiction of any United States federal court or New York state court, in each case located in the Borough of Manhattan in The City of New York, in respect of any legal action, suit or proceeding against it arising out of, or in connection with, the Indenture or the debt securities outstanding thereunder, (II) waives, to the fullest extent permitted by law, any objection to the laying of venue in any such court or that any such legal action, suit or proceeding has been brought in an inconvenient forum and (III) appoints an agent in The City of New York for service of process in any such legal action, suit or proceeding, and (iii) shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the debt securities outstanding under the Indenture and the due and punctual performance of all of the Company's other obligations under the Indenture and the debt securities outstanding thereunder;

  •
  in such transaction or transactions involving ABB Ltd, either (1) ABB Ltd shall be the continuing person (in the case of a merger) or (2) the successor person (if other than ABB Ltd) formed by or resulting from the consolidation, amalgamation or merger or to which such assets shall have been sold, leased, assigned, transferred, or otherwise conveyed (i) is a corporation, limited liability company, partnership or other entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or any territory thereof or under the laws of Switzerland or any other member country in the Organization for Economic Co-operation and Development or any political subdivision or governmental authority thereof, (ii) if organized and existing other than under the laws of Switzerland or any political subdivision or governmental authority thereof, shall expressly agree to make all payments under the guarantee free and clear of, and without withholding or deduction for, or on account of, present or future taxes, duties, assessments or other governmental charges of whatever nature imposed, collected, withheld, assessed or levied by or on behalf of the jurisdiction of organization or residence (for tax purposes) of such successor person or any political subdivision or governmental authority thereof or therein having the power to tax, unless required by law, in which case such successor person shall also agree to pay such additional amounts as may be necessary in order that the net amount received by each holder of debt securities after such withholding or deduction is equal to the amount that would have been receivable under the guarantee in respect of the debt securities in the absence of such withholding or deduction, (iii) shall expressly assume the due and punctual performance of all of ABB Ltd's obligations under the Indenture and ABB Ltd's obligations under its guarantee of the debt securities outstanding under the Indenture and (iv) irrevocably and unconditionally (A) consents and submits to the jurisdiction of any United States federal court or New York state court, in each case located in the Borough of Manhattan in The City of New York, in respect of any legal action, suit or proceeding against it arising out of, or in connection with, the Indenture or the guarantee, (B) waives, to the fullest extent permitted by law, any objection to the laying of venue in any such court or that any such legal action, suit or proceeding has been brought in an inconvenient forum and (C) appoints an agent in The City of New York for service of process in any such legal action, suit or proceeding, in each case of this clause (iv) in terms comparable to the agreements made by ABB Ltd under the Indenture in this regard;

  •
  immediately after giving effect to such transaction or transactions, no Event of Default under the Indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the Indenture, shall have occurred and be continuing; and

  •
  the Trustee shall have received an officers' certificate and opinion of counsel from the Company or ABB Ltd, as applicable, to the effect that all conditions precedent to such transaction or transactions have been satisfied.

        Upon any consolidation or amalgamation by the Company or ABB Ltd, as guarantor, with, or the Company's or ABB Ltd's merger into, any other person or any sale, assignment, transfer, lease, or conveyance of all or substantially all of the assets of the Company or ABB Ltd, as applicable, to any person, in each case in accordance with the provisions of the Indenture described above, the successor person formed by the consolidation or amalgamation or into which the Company or ABB Ltd, as the case may be, is merged or to which the sale, assignment, transfer, lease, or other conveyance is made, as applicable, shall succeed to, and be substituted for, the Company or ABB Ltd, as guarantor, and may exercise every right and power of the Company or ABB Ltd, as applicable, under the Indenture with the same effect as if such successor person had been named as the Company or ABB Ltd, as applicable, in the Indenture; and thereafter, except in the case of a lease, the predecessor person shall be released from all obligations and covenants under the Indenture, and, as applicable, the debt securities issued under the Indenture and the guarantee of the debt securities.

  Substitution

        The Company may be replaced, and any member of the ABB Group may be substituted for the Company, as principal debtor in respect of debt securities of one or more specified series outstanding under the Indenture (such member of the ABB Group substituted for the Company, the "Substituted Debtor"), without the consent of holders of the debt securities of any series, upon not less than 30 nor more than 60 days' prior written notice, if (1) the Substituted Debtor has expressly assumed the due and punctual payment of the principal of, and premium, if any, and interest, if any, on, all of the outstanding debt securities of the applicable series and the due and punctual performance of all of the Company's other obligations under the Indenture and all of the outstanding debt securities of the applicable series, (2) if the Substituted Debtor is organized or existing other than under the laws of the United States of America, any state thereof or the District of Columbia or any territory thereof, the Substituted Debtor has (i) agreed to make all payments in respect of the outstanding debt securities of the applicable series free and clear of, and without withholding or deduction for, or on account of, present or future taxes, duties, assessments or other governmental charges of whatever nature imposed, collected, withheld, assessed or levied by or on behalf of the jurisdiction of organization or residence (for tax purposes) of the Substituted Debtor or any political subdivision or governmental authority thereof or therein having the power to tax, unless required by law, in which case the Substituted Debtor shall have agreed to pay such additional amounts as may be necessary in order that the net amount received by each holder of debt securities of the applicable series after such withholding or deduction is equal to the amount that would have been receivable in respect of each such debt security in the absence of such withholding or deduction, (ii) irrevocably and unconditionally (a) consented and submitted to the jurisdiction of any United States federal court or New York state court, in each case located in the Borough of Manhattan The City of New York, in respect of any legal action, suit or proceeding against it arising out of, or in connection with, the Indenture or the debt securities of the applicable series outstanding thereunder, (b) waived, to the fullest extent permitted by law, any objection to the laying of venue in any such court or that any such legal action, suit or proceeding has been brought in an inconvenient forum and (c) appointed an agent in The City of New York for service of process in any such legal action, suit or proceeding, (3) if the Substituted Debtor is other than ABB Ltd, the guarantee in respect of the outstanding debt securities of the applicable series is fully effective in relation to the obligations of the Substituted Debtor in respect of the outstanding debt securities of the applicable series or an equivalent guarantee is entered into by ABB Ltd, as guarantor, that has been duly authorized and is valid, binding and enforceable against it with respect to the outstanding debt securities of the applicable series, (4) immediately after giving effect to such substitution, no Event of Default under the Indenture, and no event which, after notice or the lapse of time or both, would become an Event of Default under the Indenture, shall have occurred and be continuing and (5) the Trustee shall have received an officers' certificate and opinion of counsel from the Company to the effect that all conditions precedent to such substitution have been satisfied.

        Upon any replacement of the Company, as principal debtor, by any Substituted Debtor, in accordance with the provisions of the Indenture described above, the Substituted Debtor shall succeed to, and be substituted for, the Company with respect to the outstanding debt securities of the applicable series, and may exercise every right and power of the Company under the Indenture with respect to the outstanding debt securities of the applicable series, with the same effect as if the Substituted Debtor had been named as the Company in the Indenture; and thereafter, the predecessor person shall be released from all obligations and covenants under the outstanding debt securities of the applicable series and, with respect to such debt securities, from all obligations and covenants under the Indenture.

  Negative Pledge

        So long as any of the debt securities remain outstanding, the Company and ABB Ltd will not, and will procure that none of the Material Subsidiaries (as defined below) will, create or permit to subsist any mortgage, pledge, lien, hypothecation, security interest or other charge (each, a "Security Interest") upon any of their respective present or future assets or revenues as security for any Indebtedness (as defined below) of any person or to secure any guarantee given by the Company, ABB Ltd or any Material Subsidiary of any Indebtedness of any person, without at the same time or prior thereto securing the outstanding debt securities equally and ratably with such Indebtedness or guarantee, or providing such security for the outstanding debt securities as shall be authorized by the act of the holders of not less than 75% in aggregate principal amount of the outstanding debt securities, by written notice to the Company, ABB Ltd and the Trustee, except that the Company, ABB Ltd or any Material Subsidiary may create or permit to subsist a Permitted Security Interest (as defined below) (without the obligation to secure or provide security as aforesaid). As used above, (i) any reference to any Indebtedness being guaranteed by the Company, ABB Ltd or any Material Subsidiary shall be deemed to include a reference to any indemnity given by the Company, ABB Ltd or any Material

Subsidiary, as the case may be, in respect of any Indebtedness and (ii) Indebtedness shall not include Securitization Indebtedness (as defined below).

        "ABB Group" means ABB Ltd and the Subsidiaries.

        "Indebtedness" means any indebtedness (whether being principal, premium or interest) for or in respect of (i) any notes, bonds, debenture stock, loan stock or other securities, or (ii) any borrowed money.

        "Material Subsidiary" means a Subsidiary that:

  (1)
  is the holding company of a country (and not a region) that, together with its subsidiaries, has combined third-party revenues in excess of 5% of the consolidated revenues of the ABB Group for the most recently completed fiscal year;

  (2)
  on a non-consolidated legal entity basis, has third-party revenues in excess of 10% of the consolidated revenues of the ABB Group for the most recently completed fiscal year; or

  (3)
  has any notes, bonds, debenture stock, loan stock or other securities outstanding to non-ABB Group third parties in respect of which a guarantee, keep-well agreement or other credit support has been provided by ABB Ltd;

  provided that (i) third-party revenues shall exclude any revenues not included in total revenues in the consolidated income statement of the ABB Group, (ii) the term "revenues" shall exclude any revenues attributable to activities classified by ABB as discontinued operations in the consolidated financial statements of the ABB Group, and (iii) all revenue figures shall be prepared in accordance with the generally accepted accounting principles used in the preparation of the consolidated financial statements of the ABB Group.

        "Permitted Security Interest" means:

  (1)
  any Security Interest existing on the issue date of the debt securities of a series or, in the event that such debt securities are to be consolidated with an earlier series, the issue date of such earlier series;

  (2)
  any Security Interest arising by operation of law (or by contract having an equivalent effect) or in the ordinary course of its business;

  (3)
  any Security Interest on assets of a company acquired by a member of the ABB Group after the issue date of the debt securities of a series or, in the event that the debt securities are to be consolidated with an earlier series, the issue date of such earlier series, provided that (i) such Security Interest was existing or agreed to be created at or before the time the relevant company became a member of the ABB Group, (ii) such Security Interest was not created in contemplation of such acquisition, (iii) the principal amount then secured is not exceeded or increased, and (iv) the then repayment date of the amount secured is not extended;

  (4)
  any Security Interest securing Indebtedness incurred to refinance other Indebtedness itself secured by a Security Interest included in items (1) to (3) above, but only if the principal amount of the Indebtedness is not increased, other than additional Indebtedness incurred to pay fees, underwriting discounts, premiums and other costs and expenses in connection therewith, and only the same assets are secured as were secured by the prior Security Interest;

  (5)
  any Security Interest provided by a Material Subsidiary in the ordinary course of the structured finance business of ABB Ltd or such Material Subsidiary; or

  (6)
  any other Security Interest, but only if the aggregate Indebtedness of the ABB Group (including the Company) secured by such Security Interests permitted under this item (6) does not at any time exceed 20% of the consolidated total assets of the ABB Group (determined in accordance with the generally accepted accounting principles used in the preparation of the consolidated financial statements of the ABB Group).

        "Securitization Indebtedness" means any Indebtedness in respect of which the person or persons to whom any such money is or may be owed by the relevant borrower (whether or not a member of the ABB Group) in respect of such Indebtedness has or have no recourse whatsoever to any member of the ABB Group for the repayment thereof other than:

  (1)
  recourse to such borrower for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from an asset or assets, security over which has been created in relation to the repayment of such Indebtedness;

  (2)
  recourse to such borrower for the purpose only of enabling amounts to be claimed in respect of such Indebtedness in an enforcement of any encumbrance given by such borrower over such asset or assets or the income, cash flow or other proceeds deriving therefrom (or given by any shareholder or the like in the borrower over its shares or the like in the capital of the borrower) to secure the repayment of such Indebtedness, provided that (i) the extent of such recourse to such borrower is limited solely to the amount of any recoveries made on any such enforcement, and (ii) such person or persons are not entitled, by virtue of any right or claim arising out of or in connection with such Indebtedness, to commence proceedings for the liquidation, dissolution or winding-up of the borrower or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of the borrower or any of its assets (other than the assets that are the subject of such encumbrance); and/or

  (3)
  recourse to such borrower generally, or directly or indirectly to a member of the ABB Group, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation (not being a payment obligation or an obligation to procure payment by another acting in any capacity other than as a collecting or servicing agent or an indemnity in respect thereof or an obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the person against whom such recourse is available.

        "Subsidiary" means a company the financial statements of which are consolidated with those of ABB Ltd.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the Indenture as being:

  (1)
  default for 30 days in the payment of any interest on, or any Additional Amounts payable in respect of any interest on, any debt security of that series;

  (2)
  default for three Business Days (as defined below) in payment of any principal of or premium, if any, on, or any Additional Amounts payable in respect of any principal of or premium, if any, on, any debt security of that series when due, whether at maturity, upon redemption, upon repurchase at the option of the holder or otherwise;

  (3)
  default for three Business Days in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any debt security of that series;

  (4)
  the guarantee of ABB Ltd is not (or is claimed by ABB Ltd not to be) in full force and effect with respect to the debt securities of such series;

  (5)
  default in the performance, or breach, of any covenant or warranty of the Company or ABB Ltd, as the case may be, in the Indenture or any debt security of that series not covered elsewhere in this section or the guarantee of ABB Ltd, other than a covenant or warranty included in the Indenture solely for the benefit of a series of debt securities other than that series, which shall not have been remedied for a period of 90 days after written notice by the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding;

  (6)
  failure by the Company, ABB Ltd or any Material Subsidiary to pay when due, either at final stated maturity (after giving effect to any applicable grace periods), upon redemption, upon exercise of a repurchase right, upon acceleration or otherwise, any indebtedness for money borrowed by the Company, ABB Ltd or any Material Subsidiary in excess of $100 million, principal amount under any bond, debenture, note or other evidence of indebtedness or a default under any such bond, debenture, note or other evidence of indebtedness has resulted in the acceleration prior to final stated maturity of the principal amount thereof in excess of $100 million, in each case, unless such indebtedness is discharged or such failure or default in respect of such other indebtedness is waived, cured, rescinded, or annulled, in each case within 30 days after written notice by the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding;

  (7)
  specified events of bankruptcy, insolvency, or reorganization with respect to the Company or ABB Ltd; or

  (8)
  any other Event of Default established for the debt securities of that series.

        As used in this section, unless otherwise specified in the applicable prospectus supplement, "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

        No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The Trustee is required to give notice to holders of the debt securities of the applicable series within 90 days after the Trustee has actual knowledge of a default relating to such debt securities; provided, however, that the Trustee may withhold such notice except in the case of a default in payment of principal, premium, if any, interest, if any, Additional Amounts, if any, or sinking fund payments, if any, in respect of such debt securities, if the Trustee, in good faith, determines it is in the best interest of such holders to do so.

        If an Event of Default specified in clause (7) above occurs, then the principal of all the outstanding debt securities and unpaid interest, if any, accrued thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the outstanding debt securities of the applicable series occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities such lesser amount as may be specified in the terms of that series of debt securities, and unpaid interest, if any, accrued thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may rescind and annul any such declaration of acceleration and its consequences.

        The Indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or Trustee, or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of indemnity or security reasonably satisfactory to it, and no inconsistent direction has been given to the Trustee during such 60 day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. Notwithstanding any other provision of the Indenture, each holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, and any Additional Amounts on that debt security on the respective due dates for those payments and to institute suit for the enforcement of those payments and any right to effect such exchange, and this right shall not be impaired without the consent of such holder.

        Subject to the provisions of the Trust Indenture Act requiring the Trustee, during the continuance of an Event of Default under the Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee indemnity or security reasonably satisfactory to it. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee, provided that the direction would not conflict with any rule or law or with the Indenture or with any series of debt securities, such direction would not be unduly prejudicial to the rights of any other holder of debt securities of that series (or the debt securities of any other series), and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

        Within 150 days after the close of each fiscal year, the Company and ABB Ltd, as guarantor, must deliver to the Trustee an officers' certificate stating whether or not each certifying officer has knowledge of any Event of Default or default which, with notice or lapse of time or both, would become an Event of Default under the Indenture and, if so, specifying each such default and the nature and status thereof; provided that any default that results solely from the taking of an action that would have been permitted but for the continuation of a previous default will be deemed to be cured if such previous default is cured prior to becoming an Event of Default.

Modification, Waivers, and Meetings

        The Indenture permits the Company, ABB Ltd, as guarantor, and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the Indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the Indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of the applicable series under the Indenture. However, no modification or amendment shall, without the consent of the holder of each outstanding debt security affected thereby:

  •
  change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any Additional Amounts, if any, with respect to, any debt securities, or

  •
  reduce the principal of or any premium on any debt securities or reduce the rate (or modify the calculation of such rate) of interest on or the redemption or repurchase price of any debt securities, or any Additional Amounts with respect to any debt securities or related guarantee, or change the Company's or ABB Ltd's obligation to pay Additional Amounts, or

  •
  reduce the amount of principal of any original issue discount securities that would be due and payable upon acceleration of the maturity of any debt security, or

  •
  adversely affect any right of repayment or repurchase at the option of any holder, or

  •
  release ABB Ltd, as guarantor, from any of its obligations under its guarantee or the Indenture, or

  •
  change any place where, or the currency in which, any debt securities are payable, or

  •
  impair the holder's right to institute suit to enforce the payment of any debt securities on or after their stated maturity, or

  •
  reduce the percentage of the outstanding debt securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such Indenture or specified defaults under the Indenture and their consequences, or

  •
  reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities,

        The Indenture also contains provisions permitting the Company, ABB Ltd, as guarantor, and the Trustee, without the consent of the holders of any debt securities, to modify or amend the Indenture, among other things:

  •
  to add to the Events of Default or covenants in a manner that benefits the holders of all or any series of debt securities issued under the Indenture;

  •
  to provide for security of debt securities of any series or add guarantees in favor of debt securities of any series;

  •
  to establish the form or terms of debt securities of any series, and the form of the guarantee of debt securities of any series;

  •
  to cure any mistake, ambiguity or correct or supplement any provision in the Indenture which may be defective or inconsistent with other provisions in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, or to make any change necessary to comply with any requirement of the SEC in connection with the Indenture under the Trust Indenture Act, in each case which shall not adversely affect the interests of the holders of any series of debt securities;

  •
  to amend or supplement any provision contained in the Indenture, provided that the amendment or supplement does not apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision; or

  •
  to conform the terms of the Indenture, the debt securities of a series or the related guarantee to the description thereof contained in any prospectus or other offering document or memorandum relating to the offer and sale of those securities.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive the Company's or ABB Ltd's compliance with some of the restrictive provisions of the Indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the Indenture with respect to the debt securities of that series and its consequences, except a default which is continuing (i) in the payment of the principal of, or premium, if any, or interest, if any, on, the debt securities of that series, or (ii) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

        The Indenture contains provisions for convening meetings of the holders of a series of debt securities. A meeting may be called at any time by the Trustee, and also, upon the Company's request, or the request of holders of at least 10% in aggregate principal amount of the outstanding debt securities of any series. Notice of a meeting must be given in accordance with the provisions of the Indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding debt securities of the applicable series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action which may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding debt securities of the applicable series, subject to exceptions; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver which may be given by the holders of a supermajority in aggregate principal amount of the outstanding debt securities of a series, the persons holding or representing that specified supermajority percentage in aggregate principal amount of the outstanding debt securities of that series will constitute a quorum.

Discharge, Defeasance, and Covenant Defeasance

  Satisfaction and Discharge

        Upon the Company's direction, the Indenture shall cease to be of further effect with respect to the debt securities of any series specified by the Company and the related guarantee, subject to the survival of specified provisions of the Indenture, including (unless the accompanying prospectus supplement provides otherwise) the Company's obligation to repurchase such debt securities at the option of the holders thereof, if applicable, and the Company's obligation to pay Additional Amounts in respect of such debt securities to the extent described below, when:

  •
  either

          (A)  all outstanding debt securities of that series have been delivered to the Trustee for cancellation, subject to exceptions, or

          (B)  all debt securities of that series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and the Company has deposited with the Trustee, in trust, funds in the currency in which the debt securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by the Company, in the exercise of its sole discretion, those Additional Amounts, to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

  •
  the Company has paid all other sums payable under the Indenture with respect to the debt securities of that series (including amounts payable to the Trustee); and

  •
  the Trustee has received an officers' certificate and an opinion of counsel to the effect that all conditions precedent to the satisfaction and discharge of the Indenture in respect of the debt securities of such series have been satisfied.

        If the debt securities of any series provide for the payment of Additional Amounts, the Company will remain obligated, following the deposit described above, to pay Additional Amounts on those debt securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.

  Defeasance and Covenant Defeasance

        Unless otherwise specified in the applicable prospectus supplement, the Company may elect with respect to the debt securities of the particular series either:

  •
  to defease and discharge itself and ABB Ltd, as guarantor, from any and all obligations with respect to those debt securities ("legal defeasance"), except for, among other things:

  (A)
  the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those debt securities to the extent that those Additional Amounts exceed the amount deposited in respect of those amounts as provided below,

  (B)
  the obligations to register the transfer or exchange of those debt securities,

  (C)
  the obligation to replace temporary or mutilated, destroyed, lost, or stolen debt securities,

  (D)
  the obligation to maintain an office or agent of the Company in The City of New York, in respect of those debt securities,

  (E)
  the obligation to hold moneys for payment in respect of those debt securities in trust, and

  (F)
  the obligation, if applicable, to repurchase those debt securities at the option of the holders thereof, or

  •
  to be released from its obligations and to release ABB Ltd, as guarantor, of its obligations with respect to those debt securities under (A) "—Certain Covenants—Negative Pledge," (B) certain covenants in the Indenture related to the preservation of the rights (charter and statutory), licenses and franchises of the Company and ABB Ltd and (C) if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those debt securities ("covenant defeasance"), in either case upon the irrevocable deposit with the Trustee, or other qualifying Trustee, in trust for that purpose, of an amount in the currency in which those debt securities are payable at maturity or, if applicable, upon redemption, and/or government obligations (as defined in the Indenture) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of and any premium and any interest on, and, to the extent that (x) those debt securities provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by the Company, in the exercise of its sole discretion, the Additional Amounts with respect to, those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the due dates for those payments, whether at maturity, upon redemption, upon repayment at the option of the holder or otherwise.

        The legal defeasance or covenant defeasance described above shall only be effective if, among other things:

  •
  it shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company or ABB Ltd, as guarantor, is a party or is bound;

  •
  in the case of legal defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee confirming that:

  (A)
  the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

  (B)
  since the date of the Indenture, there has been a change in applicable federal income tax law,

    in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

  •
  in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

  •
  if the cash and government obligations deposited are sufficient to pay the outstanding debt securities of the applicable series on a particular redemption date, the Company shall have given the Trustee irrevocable instructions to redeem those debt securities on that date;

  •
  no Event of Default or default which with notice or lapse of time or both would become an Event of Default with respect to debt securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of legal defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to the Company or ABB Ltd, as guarantor or default which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust; and

  •
  the Company shall have delivered to the Trustee an officers' certificate and legal opinion to the effect that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, have been satisfied.

        In the event the Company effects covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which covenant defeasance has been effected, which covenants would no longer be applicable to the debt securities of that series after covenant defeasance, the amount of monies and/or government obligations deposited with the Trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, the Company would remain liable to make payment of those amounts due at the time of acceleration.

        The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting legal defeasance or covenant defeasance with respect to the debt securities of a particular series.

Concerning the Trustee

        The Indenture provides that there may be more than one Trustee under the Indenture, each with respect to one or more series of debt securities. If there are different Trustees for different series of debt securities, each Trustee will be a Trustee separate and apart from any other Trustee under the Indenture. Unless otherwise indicated in any applicable prospectus supplement, any action permitted to be taken by a Trustee may be taken by such Trustee only with respect to the one or more series of debt securities for which it is the Trustee under the Indenture. Any Trustee under the Indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the Trustee with respect to that series at an office designated by the Trustee in The City of New York, currently the office of the Trustee located at 60 Wall Street, MSNYC60-2710, New York, New York 10005.

        Deutsche Bank Trust Company Americas is the trustee under the Indenture. We maintain corporate trust relationships in the ordinary course of business with the Trustee. The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of debt securities, unless offered reasonable indemnity by the holder against the costs, expense and liabilities which might be incurred thereby.

        Under the Trust Indenture Act, the Indenture is deemed to contain limitations on the right of the Trustee, should it become a creditor of the Company or ABB Ltd, as guarantor, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions with the Company or ABB Ltd. If it acquires any conflicting interest relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as Trustee.

Jurisdiction; Consent to Jurisdiction; Service of Process

        ABB Ltd, as guarantor, has irrevocably submitted to the non-exclusive jurisdiction of any federal court of the United States or court of the State of New York, in each case located in the Borough of Manhattan in The City of New York, in respect of any legal action, suit or proceeding against it arising out of, or in connection with, the guarantee or the Indenture. ABB Ltd, as guarantor, has irrevocably appointed CT Corporation System acting through its office at 111 8th Avenue, 13th Floor, New York, New York 10011 as its authorized agent for the limited purpose of receiving service of process in any such legal action, suit or proceeding brought in any such court.

Governing Law

        The Indenture, the debt securities and the guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

Notices

        All notices to holders of debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

LEGAL OWNERSHIP

Street Name Holders

        We generally will not recognize investors who hold debt securities in accounts at banks or brokers as legal holders of debt securities. When we refer to the holders of debt securities, we mean only the actual registered holders of those debt securities. In this prospectus, we refer to holding debt securities in accounts at banks or brokers as holding in street name; and we use this term to refer to the holdings of investors that are the ultimate beneficial owners of global securities (as described below under "—Global Securities" as well as the holdings of investors who choose to hold debt securities registered in the name of a bank or broker in the event that the Company exchanges interests in a global security for physical certificates as described under "—Global Securities—Special Situations When A Global Security Will Be Terminated". If you hold debt securities in street name, we will recognize only the depositary, in the case of global securities, or the bank or broker or the financial institution the bank or broker uses to hold its debt securities, in the case of debt securities represented by physical certificates. Intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you should check with your own institution to find out:

  •
  how it handles debt securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle voting if it were ever required;

  •
  how and when you should notify it to exercise on your behalf any rights or options that may exist under the debt securities;

  •
  whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below, if permitted in the future; and

  •
  how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

        Our obligations, as well as the obligations of the Trustee and those of any third parties employed by us or the Trustee, under the debt securities run only to persons who are registered as holders of debt securities. As noted above, we do not have obligations to you if you hold in street name, either because the debt securities are issued in the form of global securities as described below or because you choose to hold debt securities in that manner. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name holder but does not do so.

Global Securities

  What is a Global Security?

        The debt securities of a series will be issued in the form of one or more global securities. This means the debt securities will be represented by one or more security certificates registered in the name of a financial institution that holds them on behalf of other financial institutions that participate in the book-entry system of the financial institution in whose name the securities are registered. The financial institution that acts as the sole registered holder of a global security is called the depositary. Debt securities in global form are sometimes also referred to as being in book-entry form.

        Unless and until it is exchanged in whole or in part for physical certificates representing debt securities under the circumstances described under "—Global Securities—Special Situations When A Global Security Will Be Terminated," a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

        The Company anticipates that global securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York, and that global securities will be registered in the name of DTC's nominee, Cede & Co. The prospectus supplement relating to an offering of a series of debt securities will identify the depositary for such debt securities.

        Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary (such broker, bank or other financial institution is referred to in this prospectus as a direct participant in the depositary). Transfers of debt securities represented by a global security will be made only on the records of the depositary or its nominee by transferring such debt securities from the account of one broker, bank or financial institution that maintains an account with the depositary to the account of another such broker, bank or financial institution. These transfers are made electronically only and are also known as book-entry transfers. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from the depositary of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities.

  Special Investor Considerations for Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's broker, bank or financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.

        If you are an investor in debt securities that are issued in the form of global securities, you should be aware that:

  •
  You cannot get debt securities registered in your own name.

  •
  Except as described below, you cannot receive physical certificates for your interest in the debt securities.

  •
  You will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities, as explained earlier under "—Street Name Holders."

  •
  You may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates.

  •
  The depositary's policies will govern payments, transfers, redemptions, repurchases, exchange, conveyances of notices and other matters relating to your interest in the global security. The depositary has no knowledge of the actual beneficial owners of the debt securities. Its records reflect only the identity of its direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. Payments by direct and indirect participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in street name. We and the Trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We and the Trustee also do not supervise the depositary in any way.

  •
  Specifically with regards to DTC:

  •
  In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote such global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to the Company as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy.

  •
  DTC's practice is to credit direct participants' accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date.

  Special Situations When A Global Security Will Be Terminated

        In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to the investor. Investors must consult their own bank, brokers or financial institution to find out how to have their interests in debt securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the debt securities have been previously described in the subsections entitled "—Street Name Holders" and "—Direct Holders."

        Unless we specify otherwise in the prospectus supplement, the special situations for termination of a global security for any series of debt securities are:

  •
  When the depositary notifies the Company that it is unwilling, unable or no longer qualified to continue as depositary or, if applicable, the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as; amended (the "Exchange Act") and a successor depositary is not appointed by the Company within 90 days of the notification or of the Company becoming aware of the depositary ceasing to be so registered, as the case may be.

  •
  When the Company determines, in its sole discretion, not to have debt securities of such series represented by global securities.

  •
  When an event of default on the debt securities of such series has occurred and and is continuing and the depositary or the Company specifically requests to exchange such global security for physical certificates representing the debt securities of such series. Defaults on debt securities are discussed above under "Description of Debt Securities and Guarantees—Events of Default".

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or the Trustee, will be responsible for deciding the names of the institutions that will be the initial direct holders. It is expected that the directions given by the depositary in this regard will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security.

 CLEARANCE AND SETTLEMENT

        Debt securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by DTC in the United States, Clearstream Banking, société anonyme, or Clearstream, Luxembourg, in Luxembourg and Euroclear Bank S.A./N.V. or Euroclear, in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow debt securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

        Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade debt securities across borders in the secondary market. Where payments for debt securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

        The policies of DTC, Clearstream, Luxembourg, Euroclear will govern payments, transfers, redemptions, repurchases, exchange, conveyances of notices and other matters relating to the investor's interest in debt securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

        We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

        DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

        The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect as obtained from sources that we believe to be reliable. Those systems could change their rules and procedures at any time.

The Clearing Systems

  DTC

        DTC has advised us as follows:

  •
  DTC is:

  •
  a limited purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

  •
  DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

  •
  Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations.

  •
  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by users of its regulated subsidiaries.

  •
  Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

  •
  The rules applicable to DTC and DTC participants are on file with the SEC.

  Clearstream, Luxembourg

        Clearstream, Luxembourg has advised us as follows:

  •
  Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier) and the Banque Centrale du Luxembourg.

  •
  Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its customers. This eliminates the need for physical movement of certificates.

  •
  Clearstream, Luxembourg provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

  •
  Clearstream, Luxembourg's customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries.

  •
  Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

  Euroclear

        Euroclear has advised us as follows:

  •
  Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financière) and the National Bank of Belgium (Banque Nationale de Belgique).

  •
  Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

  •
  Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several other countries.

  •
  Euroclear customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries.

  •
  Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have relationships with Euroclear customers.

  •
  All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

  Other Clearing Systems

        We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

        The distribution of the debt securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

        Clearance and settlement procedures may vary from one series of debt securities to another according to the currency that is chosen for the specific series of debt securities. Customary clearance and settlement procedures are described below.

        We will submit applications to the relevant system or systems for the debt securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

        Set forth below are settlement procedures that are applicable to global notes deposited with DTC where Euroclear and Clearstream hold positions in DTC through their sub-custodians who are participants of DTC

Primary Distribution

  Clearance and Settlement Procedures—DTC

        DTC participants that hold debt securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC's Same-Day Funds Settlement System, or such other procedures as are applicable for other securities.

        Debt securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, debt securities will be credited free of payment on the settlement date.

  Clearance and Settlement Procedures—Euroclear and Clearstream, Luxembourg

        We understand that investors that hold their debt securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

        Debt securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

  Trading between DTC Participants

        Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC's Same-Day Funds Settlement System for debt securities, or such other procedures as are applicable for other securities.

        If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

  Trading between Euroclear and/or Clearstream, Luxembourg Participants

        We understand that secondary market trading between Euroclear or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

  Trading between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

        A purchaser of debt securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the debt securities from the selling DTC participant's account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the sub-custodian for Euroclear and Clearstream, Luxembourg to receive the debt securities either against payment or free of payment.

        The interests in the debt securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the debt securities will appear on the next day, European time. Cash debit will be back-valued to the value date which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

        Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

        You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities, or to receive or make a payment or delivery of the debt securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending upon whether Clearstream, Luxembourg or Euroclear is used.

 TAX CONSIDERATIONS

Taxation in Switzerland

        The applicable prospectus supplement will describe the material Swiss tax considerations relating to the acquisition, ownership and disposition of the debt securities.

U.S. Federal Income Tax Considerations

        The applicable prospectus supplement will describe the material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of the debt securities.

PLAN OF DISTRIBUTION

        We may offer the debt securities:

  •
  through agents;

  •
  to or through underwriters;

  •
  through dealers

  •
  directly to investors; or

  •
  through a combination of such methods of sale.

        Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters' compensation and any securities exchanges on which the securities are listed will be described in the applicable prospectus supplement.

        We (directly or through agents) may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

        In connection with the sale of the offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell the offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, as amended (the "Securities Act"), and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.

        We will indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments they may be required to make in respect of such liabilities.

        Underwriters, dealers and agents and their affiliates may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

        If so indicated in the prospectus supplement relating to a particular offering of debt securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the debt securities from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

 LEGAL MATTERS

        The validity of the debt securities and the guarantees offered pursuant to this prospectus and any prospectus supplement will be passed upon for us by Kirkland & Ellis LLP, as to certain matters of U.S. law, and Homburger AG, as to certain matters of Swiss law. Sidley Austin LLP, New York, New York, will act as counsel to any underwriters or agents.

EXPERTS

        The consolidated financial statements of ABB Ltd appearing in ABB Ltd's Annual Report on Form 20-F for the year ended December 31, 2011 and the effectiveness of ABB Ltd's internal control over financial reporting as of December 31, 2011 have been audited by Ernst & Young AG, Switzerland, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and ABB Ltd management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 are incorporated herein by reference in reliance upon such reports, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        ABB Ltd files annual reports with, and furnishes other information to, the SEC. You may read and copy any document we file with or furnish to the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. For further information concerning the SEC's public reference room, you may call the SEC at 1-800-SEC-0330. You may also obtain documents we file with or furnish to the SEC on the SEC's website at www.sec.gov. The SEC's website does not constitute part of this prospectus.

        We have filed with the SEC a registration statement on Form F-3 relating to the debt securities and guarantee covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with the SEC into this prospectus. This means that we can disclose important information to you by referring to another document. Any document (or part of it) referred to in this way is considered part of this prospectus from the date that we file that document until the termination of the offering of securities described in the applicable prospectus supplement. We incorporate by reference into this prospectus the following documents or information:

  •
  ABB Ltd's Annual Report on Form 20-F for the year ended December 31, 2011, as filed with the SEC on March 15, 2012;

  •
  ABB Ltd's Report on Form 6-K, as filed with or furnished to the SEC on April 5, 2012; and

  •
  all subsequent annual reports on Form 20-F that ABB Ltd files with the SEC under the Exchange Act as well as any report on Form 6-K filed with or furnished to the SEC by ABB Ltd to the extent the Form 6-K expressly states that it is being incorporated by reference herein, in each case on or after the date of this prospectus and prior to the termination of the offering of securities under the applicable prospectus supplement, will also be deemed to be incorporated by reference in this prospectus.

        Any statement contained in this prospectus or in a document incorporated or deemed incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in the applicable prospectus supplement or any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded in this manner will no longer be a part of this prospectus, except as modified or superseded.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus.

        You may request a copy of these filings, at no cost, by writing or telephoning us at:

ABB Finance (USA) Inc.
501 Merritt 7
Norwalk, Connecticut 06851
Telephone: (203) 750-2326

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    Indemnification of Directors and Officers.

ABB Ltd

        Under Swiss law, directors and senior officers acting in violation of their statutory duties, whether dealing with bona fide third parties or performing any other acts on behalf of the corporation, may become liable to the corporation, its shareholders and (in bankruptcy) its creditors for damages. The directors' liability is joint and several but only to the extent the damage is attributable to each director based on willful or negligent violation of duty. If the board of directors lawfully delegated the power to carry out day-to-day management to a different corporate body, such as the executive board, the board of directors is not vicariously liable for the acts of the members of the executive board. Instead, the directors can be held liable for their failure to properly select, instruct or supervise the executive board members. If directors and officers enter into a transaction on behalf of the corporation with bona fide third parties in violation of their statutory duties, the transaction is nevertheless valid as long as it is not excluded by the corporation's business purpose.

        Under Swiss law, a corporation may indemnify a director or officer of the corporation against losses and expenses (unless arising from his or her gross negligence or willful misconduct), including attorney's fees, judgments, fines and settlement amounts actually and reasonably incurred in a civil or criminal action, suit or proceeding by reason of having been the representative of or serving at the request of the corporation.

        ABB Ltd's articles of incorporation do not contain provisions regarding the indemnification of directors and officers but according to general principles of Swiss employment law, an employer may, under certain circumstances, be required to indemnify an employee against losses and expenses incurred by him in the execution of his duties under the employment agreement, unless the losses and expenses arise from the employee's gross negligence or willful misconduct.

        We currently maintain directors' and officers' insurance for our directors and officers as well as officers and directors of certain of our subsidiaries.

ABB Finance (USA) Inc.

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is made a party by reason of such person being or having been a director or officer of such corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

        Article Sixth of the Certificate of Incorporation and Section 1 of Article IV of the by-laws of the Company currently provide that ABB Finance (USA) Inc. will indemnify directors and officers to the extent permitted by law. Under the by-laws, the directors and officers of the Company are indemnified, to the extent permitted by law and subject to certain limitations, against all costs reasonably incurred by any such director or officer in an action or proceeding to which he or she was made a party by reason of being an officer and/or director of (a) the Company or (b) if at the Company's request, an organization of which it is a shareholder or creditor.

Item 9.    Exhibits.

Exhibit No.	Description
1.1	Form of Underwriting Agreement.†
4.1	Form of Indenture.
4.2	Form of Debt Securities.†
4.3	Form of Guarantee (included in the form of Indenture).
5.1	Opinion of Kirkland & Ellis LLP.
5.2	Opinion of Homburger AG.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Kirkland & Ellis LLP (set forth in Exhibit 5.1).
23.3	Consent of Homburger AG (set forth in Exhibit 5.2).
24.1	Powers of Attorney (included on the signature pages of this registration statement).
25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of trustee under the Indenture.
†
To be filed as an exhibit to a post-effective amendment to this registration statement or report on Form 6-K that specifically states that such materials are incorporated by reference as exhibits in Part II of this registration statement.

Item 10.    Undertakings.

        Each of the undersigned registrants hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   To file a post effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (5)   That, for the purpose of determining liability under the Securities Act to any purchaser:

            (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) under the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) under the Securities Act as part of a registration statement in reliance on Rule 430B under the Securities Act relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) under the Securities Act for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (6)   That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

          (7)   That, for purposes of determining any liability under the Securities Act, each filing of ABB Ltd's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (8)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut on April 25, 2012.

ABB FINANCE (USA) INC.
By:	/s/ DANIEL HAGMANN
	Name:	Daniel Hagmann
	Title:	President
By:	/s/ E. BARRY LYON
	Name:	E. Barry Lyon
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel Hagmann, George Irving and E. Barry Lyon, and any two of them acting jointly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto each said attorney-in-fact and agents, and any two of them acting jointly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 25, 2012.

Signature	Title

/s/ DANIEL HAGMANN Daniel Hagmann	President (Principal Executive Officer)
/s/ GEORGE IRVING George Irving	Vice President and Controller (Principal Financial Officer and Principal Accounting Officer)
/s/ URS ARNOLD Urs Arnold	Director

Signature	Title

/s/ VERONIQUE DERSY Veronique Dersy	Director
/s/ DANIEL HAGMANN Daniel Hagmann	Director
/s/ ISMO HAKA Ismo Haka	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Zurich, Switzerland on April 25, 2012.

ABB Ltd
By:	/s/ MICHEL DEMARÉ
	Name:	Michel Demaré
	Title:	Executive Vice President and Chief Financial Officer
By:	/s/ RICHARD A. BROWN
	Name:	Richard A. Brown
	Title:	Group Senior Vice President and Chief Counsel Corporate & Finance

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joe Hogan, Michel Demaré, Christian Bogers, Richard A. Brown and Diane de Saint Victor, and any two of them acting jointly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto each said attorney-in-fact and agents, and any two of them acting jointly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 25, 2012.

Signature	Title

/s/ JOE HOGAN Joe Hogan	Chief Executive Officer (Principal Executive Officer)
/s/ MICHEL DEMARÉ Michel Demaré	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Signature	Title

/s/ CHRISTIAN BOGERS Christian Bogers	Group Senior Vice President and Head of Group Function Reporting and Consolidation (Principal Accounting Officer)
/s/ HUBERTUS VON GRÜNBERG Hubertus von Grünberg	Director
/s/ ROGER AGNELLI Roger Agnelli	Director
/s/ LOUIS R. HUGHES Louis R. Hughes	Director
/s/ HANS ULRICH MÄRKI Hans Ulrich Märki	Director
/s/ MICHEL DE ROSEN Michel de Rosen	Director
/s/ MICHAEL TRESCHOW Michael Treschow	Director
/s/ JACOB WALLENBERG Jacob Wallenberg	Director
/s/ YING YEH Ying Yeh	Director

ABB HOLDINGS INC., its duly authorized representative in the United States
By:	/s/ E. BARRY LYON
	Name:	E. Barry Lyon
	Title:	Assistant General Counsel

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.†
4.1	Form of Indenture.
4.2	Form of Debt Securities.†
4.3	Form of Guarantee (included in the form of Indenture).
5.1	Opinion of Kirkland & Ellis LLP.
5.2	Opinion of Homburger AG.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Kirkland & Ellis LLP (set forth in Exhibit 5.1).
23.3	Consent of Homburger AG (set forth in Exhibit 5.2)
24.1	Powers of Attorney (included on the signature pages of this registration statement).
25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of trustee under the Indenture.
†
To be filed as an exhibit to a post-effective amendment to this registration statement or report on Form 6-K that specifically states that such materials are incorporated by reference as exhibits in Part II of this registration statement.